Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2019 Fourth Quarter Results

AURORA, IL, May 29, 2019 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, today announced results for its fiscal 2019 fourth quarter ended March 31, 2019 (4Q19) and its fiscal year ended March 31, 2019 (FY19). Management will host a conference call to discuss financial and business results tomorrow, Thursday, May 30, 2019 at 9:30 AM Eastern Time (details below).

“4Q19 revenue was largely affected by the performance of our IBW segment. While sales of commercial repeaters and DAS conditioners decreased as expected, delays in expanding our product portfolio for a larger addressable public safety market further contributed to the IBW decline. Seasonally lower sales of remote units affected ISM revenue after a strong performance in 3Q19. CNS revenue increased sequentially, led by power distribution and network connectivity products, and growing traction for our new suite of fiber access solutions,” said Stephen John, Westell’s President and CEO.

“Moving forward, our IBW business remains committed to the public safety market and the development of our OnGo small cell for private LTE networks. For our CNS and ISM businesses, we are focused on densification initiatives for 5G and IoT where our fiber access and remote monitoring solutions address the critical requirements of more capacity, deployment simplification, and intelligence at the edge of communication networks,” added John.

	4Q19 3 months ended 03/31/19	3Q19 3 months ended 12/31/18	+ increase / - decrease
Revenue	$9.7M	$10.7M	-$1.0M
Gross Margin	37.6%	42.8%	-5.2%
Net Income (Loss) (1)	($8.0M)	($1.6M)	-$6.4M
Earnings (Loss) Per Share (1)	($0.52)	($0.10)	-$0.42
Non-GAAP Net Income (Loss) (2)	($2.1M)	($0.4M)	-$1.7M
Non-GAAP Earnings (Loss) Per Share (2)	($0.13)	($0.03)	-$0.10
Ending Cash	$25.5M	$27.1M	-$1.6M

(1) Includes a $4.7M non-recurring accounting charge in 4Q19 for the impairment of IBW intangible assets.
(2) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

In-Building Wireless (IBW) Segment
IBW’s revenue decrease was primarily due to new public safety product introduction delays and lower sales of commercial repeaters and DAS conditioners, partly offset by increased sales of existing public safety repeaters and passive RF system components. IBW’s gross margin decrease was primarily due to higher excess and obsolete inventory costs.

($ in thousands)	4Q19 3 months ended 03/31/19	3Q19 3 months ended 12/31/18	+ increase / - decrease
IBW Segment Revenue	$2,477	$2,794	($317)
IBW Segment Gross Margin	31.4%	38.3%	-6.8%
IBW Segment R&D Expense	$684	$682	$2
IBW Segment Profit	$95	$387	($292)
Intelligent Site Management (ISM) Segment
ISM’s revenue decrease was due to lower sales of remote units and Optima software licenses, partly offset by increased support services revenue. ISM’s gross margin decrease was due to a less favorable mix and higher excess and obsolete inventory costs.

($ in thousands)	4Q19 3 months ended 03/31/19	3Q19 3 months ended 12/31/18	+ increase / - decrease
ISM Segment Revenue	$3,757	$5,116	($1,359)
ISM Segment Gross Margin	47.1%	56.7%	-9.6%
ISM Segment R&D Expense	$693	$570	$123
ISM Segment Profit	$1,078	$2,329	($1,251)
Communication Network Solutions (CNS) Segment
CNS’s revenue increase was driven by higher sales of power distribution and network connectivity products, as well as growing traction for our new of fiber access solutions; partly offset by lower sales on integrated cabinets. CNS’s gross margin increase was driven by higher revenue and a more favorable mix.

($ in thousands)	4Q19 3 months ended 03/31/19	3Q19 3 months ended 12/31/18	+ increase / - decrease
CNS Segment Revenue	$3,471	$2,812	$659
CNS Segment Gross Margin	31.6%	22.1%	+9.5%
CNS Segment R&D Expense	$402	$484	($82)
CNS Segment Profit	$694	$138	$556

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, May 30, 2019, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on May 30 by dialing 888-206-4065 no later than 9:15 AM Eastern Time and providing the operator confirmation number 48609103.
This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference.

About Westell
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2018, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)

	Three months ended				Twelve months ended
	March 31, 2019 (Unaudited)		December 31, 2018 (Unaudited)	March 31, 2018 (Unaudited)	March 31, 2019 (Unaudited)		March 31, 2018 (Audited)
Revenue	$9,705		$10,722	$11,096	$43,570		$58,577
Cost of revenue	6,059		6,132	6,047	25,206		33,410
Gross profit	3,646		4,590	5,049	18,364		25,167
Gross margin	37.6%		42.8%	45.5%	42.1%		43.0%
Operating expenses:
Research & development	1,779		1,736	1,352	6,790		7,375
Sales & marketing	2,330		1,999	2,012	8,342		8,290
General & administrative	2,027		1,738	1,580	6,699		6,602
Intangibles amortization	783		830	1,047	3,435		4,189
Restructuring	—		—	—	—		165	(1)
Long-lived assets impairment	4,722	(2)	—	—	4,722	(2)	—
Total operating expenses	11,641		6,303	5,991	29,988		26,621
Operating income (loss)	(7,995)		(1,713)	(942)	(11,624)		(1,454)
Other income (expense), net	184		158	89	626		888	(3)
Income (loss) before income taxes	(7,811)		(1,555)	(853)	(10,998)		(566)
Income tax benefit (expense)	(28)		(1)	(63)	(39)		597	(4)
Net income (loss) from continuing operating	(7,839)		(1,556)	(916)	(11,037)		31
Income from discontinued operations	(207)		—	—	(345)		—
Net income (loss)	$(8,046)		$(1,556)	$(916)	$(11,382)		$31

Net income (loss) per share:
Basic net income (loss)	$(0.52)		$(0.10)	$(0.06)	$(0.73)		$—
Diluted net income (loss)	$(0.52)		$(0.10)	$(0.06)	$(0.73)		$—

Weighted-average number of shares outstanding:
Basic	15,342		15,524	15,541	15,517		15,497
Diluted	15,342		15,524	15,541	15,517		15,707

(1) 2Q18 restructuring expense related to severance costs for terminated employees.
(2) 4Q19 Non-recurring impairment related to intangible assets associated with the IBW reporting unit.
(3) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of a cumulative translation adjustment.
(4) During the quarter ended December 31, 2017, the Company had an income tax benefit of $697K from the release of the tax valuation allowance associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

Assets:	March 31, 2019 (Unaudited)	March 31, 2018 (Audited)
Cash and cash equivalents	$25,457	$24,963
Short-term investments	—	2,779
Accounts receivable, net	6,865	8,872
Inventories	9,801	9,222
Prepaid expenses and other current assets	1,706	816
Total current assets	43,829	46,652
Property and equipment, net	1,298	1,601
Intangible assets, net	3,278	11,435
Other non-current assets	492	771
Total assets	$48,897	$60,459
Liabilities and Stockholders’ Equity:
Accounts payable	$2,313	$1,903
Accrued expenses	3,567	3,280
Accrued restructuring	—	63
Deferred revenue	1,217	1,790
Total current liabilities	7,097	7,036
Deferred revenue non-current	444	846
Other non-current liabilities	176	282
Total liabilities	7,717	8,164
Total stockholders’ equity	41,180	52,295
Total liabilities and stockholders’ equity	$48,897	$60,459

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)

	Three months ended March 31,	Twelve months ended March 31,
Cash flows from operating activities:	2019 (Unaudited)	2019 (Unaudited)	2018 (Audited)
Net income (loss)	$(8,046)	$(11,382)	$31
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	934	4,026	4,957
Intangible assets impairment	4,722	4,722	—
Stock-based compensation	282	1,171	1,271
Restructuring	—	—	165
Gain on disposal of foreign operations	—	—	(608)
Deferred taxes	—	—	(697)
Loss (gain) on sale of fixed assets	1	2	22
Exchange rate loss (gain)	(1)	2	2
Changes in assets and liabilities:
Accounts receivable	115	2,007	3,200
Inventories	362	(579)	3,289
Accounts payable and accrued expenses	34	528	(4,541)
Deferred revenue	468	(646)	(825)
Prepaid expenses and other current assets	(537)	(890)	593
Other asset	268	279	86
Net cash provided by (used in) operating activities	(1,398)	(760)	6,945
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	—	2,779	(2,779)
Proceeds from sale of assets	—	—	2
Purchases of property and equipment	(17)	(290)	(408)
Net cash provided by (used in) investing activities	(17)	2,489	(3,185)
Cash flows from financing activities:
Purchases of treasury stock	(195)	(1,233)	(574)
Net cash provided by (used in) financing activities	(195)	(1,233)	(574)
Gain (loss) of exchange rate changes on cash	2	(2)	(1)
Net increase (decrease) in cash and cash equivalents	(1,608)	494	3,185
Cash and cash equivalents, beginning of period	27,065	24,963	21,778
Cash and cash equivalents, end of period	$25,457	$25,457	$24,963

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)
 Sequential Quarter Comparison

	Three months ended March 31, 2019				Three months Ended December 31, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Revenue	$2,477	$3,757	$3,471	$9,705	$2,794	$5,116	$2,812	$10,722
Gross profit	779	1,771	1,096	3,646	1,069	2,899	622	4,590
Gross margin	31.4%	47.1%	31.6%	37.6%	38.3%	56.7%	22.1%	42.8%
R&D expense	684	693	402	1,779	682	570	484	1,736
Segment profit	$95	$1,078	$694	$1,867	$387	$2,329	$138	$2,854

Year-over-Year Quarter Comparison

	Three months ended March 31, 2019				Three months ended March 31, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Revenue	$2,477	$3,757	$3,471	$9,705	$3,167	$4,688	$3,241	$11,096
Gross profit	779	1,771	1,096	3,646	1,520	2,454	1,075	5,049
Gross margin	31.4%	47.1%	31.6%	37.6%	48.0%	52.3%	33.2%	45.5%
R&D expense	684	693	402	1,779	485	629	238	1,352
Segment profit	$95	$1,078	$694	$1,867	$1,035	$1,825	$837	$3,697

Full-Year Comparison

	Twelve months ended March 31, 2019				Twelve months ended March 31, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Revenue	$12,474	$17,263	$13,833	$43,570	$23,265	$19,350	$15,962	$58,577
Gross profit	5,202	9,040	4,122	18,364	10,653	9,959	4,555	25,167
Gross margin	41.7%	52.4%	29.8%	42.1%	45.8%	51.5%	28.5%	43.0%
R&D expense	2,755	2,390	1,645	6,790	4,141	2,264	970	7,375
Segment profit	$2,447	$6,650	$2,477	$11,574	$6,512	$7,695	$3,585	$17,792

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2019	2018	2018	2019	2018
GAAP consolidated operating expenses	$11,641	$6,303	$5,991	$29,988	$26,621
Adjustments:
Stock-based compensation (1)	(270)	(291)	(286)	(1,124)	(1,241)
Amortization of intangibles (2)	(783)	(830)	(1,047)	(3,435)	(4,189)
Intangible assets impairment(3)	(4,722)	—	—	(4,722)	—
Restructuring, separation, and transition (4)	—	—	—	—	(165)
Total adjustments	(5,775)	(1,121)	(1,333)	(9,281)	(5,595)
Non-GAAP consolidated operating expenses	$5,866	$5,182	$4,658	$20,707	$21,026

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2019	2018	2018	2019	2018
GAAP consolidated net income (loss)	$(8,046)	$(1,556)	$(916)	$(11,382)	$31
Less:
Income tax benefit (expense)	(28)	(1)	(63)	(39)	597
Other income (expense), net	184	158	89	626	888
Discontinued operations (5)	(207)	—	—	(345)	—
GAAP consolidated operating profit (loss)	$(7,995)	$(1,713)	$(942)	$(11,624)	$(1,454)
Adjustments:
Stock-based compensation (1)	282	303	283	1,171	1,271
Amortization of intangibles (2)	783	830	1,047	3,435	4,189
Intangible assets impairment(3)	4,722	—	—	4,722	—
Restructuring, separation, and transition (4)	—	—	—	—	165
Total adjustments	5,787	1,133	1,330	9,328	5,625
Non-GAAP consolidated operating profit (loss)	$(2,208)	$(580)	$388	$(2,296)	$4,171
Depreciation	151	149	163	591	768
Non-GAAP consolidated Adjusted EBITDA (6)	$(2,057)	$(431)	$551	$(1,705)	$4,939

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2019	2018	2018	2019	2018
GAAP consolidated net income (loss)	$(8,046)	$(1,556)	$(916)	$(11,382)	$31
Adjustments:
Stock-based compensation (1)	282	303	283	1,171	1,271
Amortization of intangibles (2)	783	830	1,047	3,435	4,189
Intangible assets impairment(3)	4,722	—	—	4,722	—
Restructuring, separation, and transition (4)	—	—	—	—	165
Discontinued operations (5)	207	—	—	345	—
Foreign currency translation adjustment (7)	—	—	—	—	(608)
Income taxes (8)	—	—	—	—	(697)
Total adjustments	5,994	1,133	1,330	9,673	4,320
Non-GAAP consolidated net income (loss)	$(2,052)	$(423)	$414	$(1,709)	$4,351
GAAP consolidated net income (loss) per common share:
Diluted	$(0.52)	$(0.10)	$(0.06)	$(0.73)	$—
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.13)	$(0.03)	$0.03	$(0.11)	$0.28
Average number of common shares outstanding:
Diluted	15,342	15,524	15,794	15,517	15,707
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(3) 4Q19 Non-recurring impairment related to intangible assets associated with the IBW reporting unit.
(4) Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations, including costs relating to abandonment of excess office space at our headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.
(5) During FY2019, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations
(6) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.
(7) Non-recurring foreign currency translation gain related to the wind-up of the NoranTel legal entity during the quarter ended September 30, 2017.
(8) Adjustment removes one-time tax effect of changes in valuation allowance reserves associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375-4740 tminichiello@westell.com